SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  November 13, 2006

Intelligroup, Inc.

(Exact Name of Registrant as Specified in Charter)

New Jersey	0-20943	11-2880025

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

499 Thornall Street Edison, New Jersey		08837

(Address of Principal Executive Offices)		(Zip Code)

(732) 590-1600

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Item 5.02 Resignation of Directors; Election of Directors.

(b) Resignation of Directors

Andrew Yan, Managing Partner of SB Asia Infrastructure Fund, voluntarily resigned from the Board of Directors (the “Board”) of Intelligroup, Inc. (the “Company”) effective November 13, 2006.

(d) Election of Directors

Effective November 15, 2006, the Company elected Babar Khan, Vice President of SB Asia Infrastructure Fund to serve on the Board until the Company’s next annual meeting of shareholders.  Mr. Khan has not yet been assigned to any Board committees.

Effective November 2005, the Company adopted the following policy for compensating non-employee directors:  (i) a $20,000 annual fee for Committee Chairpersons and the Chairman of the Board to be paid in arrears after the Company’s Annual Shareholders’ Meeting (such annual fee shall be pro-rated for Chairpersons who serve less than one year) and (ii) a $5,000 annual fee for directors not covered in subsection (i) to be paid in arrears after the Company’s Annual Shareholders’ Meeting (such annual fee shall be pro-rated for directors who serve less than one year).   Mr. Khan will participate in such compensation plan.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INTELLIGROUP, INC.

By:	/s/ Alok Bajpai

Name:	Alok Bajpai
Title:	Chief Financial Officer and Treasurer

Date: November 17, 2006